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                                                                      Exhibit 16

                                POWER OF ATTORNEY

     The undersigned, Terry K. Glenn, Donald C. Burke, David O. Beim, James T. Flynn, W. Carl Kester and Karen P. Robards, the Directors/Trustees and the Officers of each of the registered investment companies listed below, hereby authorize Terry K. Glenn, Andrew J. Donohue, Donald C. Burke, Robert C. Doll, Jr. and Phillip S. Gillespie or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: Master Inflation Protected Trust; Master Real Asset Trust; Mercury Funds, Inc.; Mercury Master Trust; Merrill Lynch Global Balanced Fund of Mercury Funds, Inc.; Merrill Lynch Inflation Protected Fund; Merrill Lynch International Fund of Mercury Funds, Inc.; Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc.; Merrill Lynch Principal Protected Trust; Merrill Lynch Real Asset Fund; Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc.; Preferred and Corporate Income Strategies Fund, Inc.; Preferred Income Strategies Fund, Inc.; The Europe Fund, Inc.; and The GNMA Fund Income Accumulation Program, Inc.

Dated:  February 19, 2004


          /s/ Terry K. Glenn                         /s/ Donald C. Burke
    ------------------------------            ------------------------------
            Terry K. Glenn                            Donald C. Burke
    (President/Principal Executive          (Vice President/Treasurer/Principal
      Officer/Director/Trustee)              Financial and Accounting Officer)


          /s/ David O. Beim                         /s/ James T. Flynn
    ------------------------------            ------------------------------
            David O. Beim                             James T. Flynn
          (Director/Trustee)                        (Director/Trustee)


          /s/ W. Carl Kester                       /s/ Karen P. Robards
    ------------------------------            ------------------------------
            W. Carl Kester                           Karen P. Robards
          (Director/Trustee)                        (Director/Trustee)